Exhibit 99.1
                        Press Release Dated July 16, 2004


                                  NEWS RELEASE
                                  JULY 16, 2004

         FARMERS CAPITAL BANK CORPORATION ANNOUNCES SIX MONTHS EARNINGS

Frankfort, Kentucky - Farmers Capital Bank Corporation reported net income of $7,249,000 for the six months ended June 30, 2004, an increase of $630,000 or 9.5% compared to $6,619,000 reported for the six months ended June 30, 2003. Basic and diluted net income per share were $1.08 and $1.07 for the current six months, an increase of $.10 or 10.2% and $.09 or 9.2%, respectively. For the three months ended June 30, 2004, net income was $3,741,000, an increase of $715,000 or 23.6% compared to $3,026,000 for the same period in 2003. Basic and diluted net income per share were $.56 and $.55 for the current three months, an increase of $.11 or 24.4% and $.10 or 22.2%, respectively.

The increase in net income for the three and six months ended June 30, 2004 is primarily attributed to an increase in net interest income. Net interest income for the current quarter was $10,549,000, an increase of $1,308,000 or 14.2% compared to the same period a year earlier. Net interest income for the current six-month period was $20,894,000, an increase of $1,601,000 or 8.3% compared to the same six months in 2003. The increase in net interest income in the quarterly comparison can be attributed to both an increase in interest income totaling $536,000 or 3.7% along with a decline in interest expense of $772,000 or 15.1%. In the six-month comparison, the increase in net interest income is due to the reduction in interest expense of $1,834,000 or 17.3%, which offset a slight decline in interest income of $233,000 or .8%.

Lower noninterest income and an increase in noninterest expenses partially offset the reported increase in net interest income in the current three and six-month reporting periods. Noninterest income declined $242,000 or 5.4% and $321,000 or 3.7% in the three and six-month periods primarily due to lower gains on the sale of mortgage loans of $252,000 and $397,000, respectively. The decline is the result of lower origination activity in each of the current periods. Noninterest expenses increased $161,000 or 1.7% and $704,000 or 3.8% in the current three and six-month periods, respectively, due mainly to increases in salaries and employee benefits of $170,000 or 3.3% and $496,000 or 4.8%. The increase in salaries and employee benefits in both periods was affected by normal salary increases and an increase in the average number of full time equivalent employees of seven and three in the quarterly and year to date periods, respectively. The effective income tax rate declined 187 basis points to 20.5% for the three months ended June 30, 2004 and 270 basis points to 20.3% for the six months ended June 30, 2004 compared to the same periods a year earlier.

As previously disclosed, the Company completed its acquisition of Citizens Bank (Kentucky), Inc. on July 1, 2004. The results presented herein do not include any results related to this acquisition, which occurred during the third quarter of 2004.

Farmers Capital Bank Corporation is a financial holding company headquartered in Frankfort, Kentucky. The Company operates 28 banking locations in 15 communities throughout Kentucky, a leasing company, a data processing company, an insurance company, and a mortgage company. Its stock is publicly traded on the National Association of Securities Dealers Automated Quotation System (NASDAQ) SmallCap Market tier, under the symbol: FFKT.


Consolidated Financial Highlights
(In thousands except per share data)
----------------------------------------------------------------------------------------------------------------------------
                                                                THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                                      JUNE 30,                          JUNE 30,
                                                                  2004               2003             2004             2003
----------------------------------------------------------------------------------------------------------------------------
Interest income                                              $  14,893          $  14,357     $     29,632      $    29,865
Interest expense                                                 4,344              5,116            8,738           10,572
----------------------------------------------------------------------------------------------------------------------------
   Net interest income                                          10,549              9,241           20,894           19,293
----------------------------------------------------------------------------------------------------------------------------
Provision for loan losses                                          448                351              813              736
----------------------------------------------------------------------------------------------------------------------------
   Net interest income after provision  for loan losses         10,101              8,890           20,081           18,557
----------------------------------------------------------------------------------------------------------------------------
Noninterest income                                               4,236              4,478            8,323            8,644
Noninterest expenses                                             9,629              9,468           19,311           18,607
----------------------------------------------------------------------------------------------------------------------------
   Income before income tax expense                              4,708              3,900            9,093            8,594
----------------------------------------------------------------------------------------------------------------------------
Income tax expense                                                 967                874            1,844            1,975
----------------------------------------------------------------------------------------------------------------------------
   Net income                                                 $  3,741           $  3,026      $     7,249      $     6,619
----------------------------------------------------------------------------------------------------------------------------

Per common share:
Net income - basic                                            $    .56           $    .45      $      1.08      $       .98
Net income - diluted                                               .55                .45             1.07              .98
Cash dividend declared                                             .33                .32              .66              .64

----------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents                                                                      $    70,704      $   138,303
Investment securities                                                                              374,648          326,989
Loans, net of allowance of $11,419 (2004) and $11,155 (2003)                                       781,475          731,757
Other assets                                                                                        67,342           62,957
----------------------------------------------------------------------------------------------------------------------------
Total assets                                                                                   $ 1,294,169      $ 1,260,006
----------------------------------------------------------------------------------------------------------------------------

Deposits                                                                                       $ 1,002,581        $ 980,361
Federal funds purchased and securities sold under
   agreements to repurchase                                                                        101,148           73,639
Other borrowings                                                                                    55,263           68,547
Other liabilities                                                                                    9,794           11,268
----------------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                                1,168,786        1,133,815
----------------------------------------------------------------------------------------------------------------------------

Shareholders' equity                                                                               125,383          126,191
----------------------------------------------------------------------------------------------------------------------------
Total liabilities and shareholders' equity                                                     $ 1,294,169      $ 1,260,006
----------------------------------------------------------------------------------------------------------------------------

End of period book value per share1                                                            $     18.63      $     18.79
End of period share value                                                                            35.75            31.96
End of period dividend yield2                                                                         3.69%            4.01%

AVERAGES FOR THE SIX MONTHS ENDED JUNE 30,                                                            2004             2003
----------------------------------------------------------------------------------------------------------------------------
Assets                                                                                         $ 1,297,621      $ 1,242,051
Deposits                                                                                         1,027,489          967,259
Loans, net of unearned interest                                                                    773,642          739,127
Shareholders' equity                                                                               126,648          124,969

Weighted average shares outstanding - basic                                                          6,727            6,743
Weighted average shares outstanding - diluted                                                        6,780            6,781

Return on average assets                                                                              1.12%            1.07%
Return on average equity                                                                             11.51%           10.68%
------------------------------------------------------------------------------------------------------------------------------

1Represents total equity divided by the number of shares outstanding at the end of the period.
2Represents current annualized dividend declared divided by the end of period share value.